UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      January 1, 2008
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (415) 733-4000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 1, 2008, James S. Lusk became the Chief Financial Officer of ABM Industries Incorporated (the “Company”). Mr. Lusk became an Executive Vice President of the Company in March 2007. Mr. Lusk’s biographical information and 2007 compensation information are set forth in the Company’s Current Report on Form 8-K dated March 8, 2007, which is by this reference incorporated herein. Mr. Lusk’s 2008 base compensation, target bonus, and equity compensation have not yet been established.
Mr. Lusk has entered into an employment agreement with the Company, with an initial term ended March 19, 2009. Under the employment agreement, he is compensated at a base salary set by the Company, eligible for a bonus that may range from 0 percent to 180 percent of a target bonus in accordance with the bonus incentive program, and is eligible to participate in the Company’s equity grant program. He is subject to a number of restrictive covenants, including post-employment non-disclosure, post-employment non-solicitation of employees and customers, and non-disparagement. Mr. Lusk may terminate his agreement with 90 days written notice. Absent at least 90 days written notice of termination of employment or notice of non-renewal from ABM to Executive prior to expiration of the then current term, the agreement renews for a period of one year. The Company may terminate Mr. Lusk’s agreement for cause at any time.
The Company has adopted new forms of executive employment agreement and anticipates that Mr. Lusk will enter into a new form of employment agreement in 2008, as described in the Company’s Current Report on Form 8-K dated October 22, 2007, which is by this reference incorporated herein. When Mr. Lusk enters into the new employment agreement, he will be eligible for the Company’s severance program for senior executives as described in the Current Report on Form 8-K dated October 22, 2007, which is by this reference incorporated herein.
The Company has also entered into an agreement with Mr. Lusk, similar to those of other top senior management, that governs his compensation should his employment with the Company be terminated under certain defined circumstances following a change in control. The agreements are considered to be “double trigger” arrangements where the payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change in control; and (2) either the involuntary termination of employment with the Company (other than for “cause” as defined in the agreement) or the termination of employment with the Company for “good reason” as defined in the agreement. The stated benefits consist of (1) a lump sum payment in an amount equal to two times the sum of base salary (at the rate in effect for the year in which the termination date occurs) and current target bonus; (2) the continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination; and (3) a lump sum cash payment equal to the sum of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period ending prior to the termination date plus the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to service during the performance period. Any payments under the severance agreement will be reduced to the extent that the executive receives payment under his employment agreement with the Company or the Company’s severance program following a termination of employment.

Payments and benefits under the Company’s severance agreements (as well as under all other agreements or plans covering an executive) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the named executive officer (the “modified cap”) with one exception. The exception is that the reduction may be made to the extent the executive would be entitled to receive, on a net-after tax basis, at least 90% of the severance payment he would otherwise be entitled to under the severance agreement. In consideration for the protection afforded by the severance agreements, the executive agrees to non-competition provisions for the term of employment and for varying periods of time thereafter.
On January 1, 2008, Joseph F. Yospe became Chief Accounting Officer and Corporate Controller of the Company. Mr. Yospe, 49, was elected Senior Vice President, Finance of ABM in October 2007. Prior to that appointment, he was Vice President and Assistant Controller of The Interpublic Group of Companies Incorporated from September 2004 to September 2007; and Corporate Controller and Chief Accounting Officer Genmab A/S from September 2002 to September 2004.
Mr. Yospe has entered into an employment agreement with the Company, under which he is compensated at a base salary set by the Company, eligible for a bonus in accordance with the bonus incentive program, and eligible to participate in the Company’s equity grant program. He is subject to a number of restrictive covenants, including post-employment non-disclosure, post-employment non-solicitation of employees and customers, non-disparagement, and post-employment non-competition restrictions. Mr. Yospe may terminate his agreement with 60 days written notice. Mr. Yospe’s agreement does not have a specific term, and the Company may terminate the agreement at any time. In the event he is terminated without a good faith determination of “cause” as defined in the agreement, he will be eligible for severance pay and other benefits in accordance with the ABM Severance Program in effect at the time of such termination. In those circumstances under the ABM Severance Program currently in effect, Mr. Yospe would be eligible for payments of 12 months base salary and target bonus, as well as payment of the Company’s portion of medical benefits for employees for that period, and up to 12 months of outplacement services. The employment agreement provides that any severance payments upon a change of control will be limited to amounts not subject to excise taxes as “excess parachute payments” under Section 162(m) of the Internal Revenue Service of 1986 as amended.
Mr. Yospe’s base compensation is $330,000 annually and beginning with the fiscal year ended October 31, 2008, he will be eligible for a target bonus equal to 40 percent of his annual base salary. For fiscal year 2008, the Company has guaranteed that Mr. Yospe’s bonus will be at target or higher. Mr. Yospe also received a signing bonus of $105,000. Mr. Yospe is eligible to participate in the 2006 Equity Incentive Program as approved by the Compensation Committee of the Company’s Board of Directors. Mr. Yospe was awarded an equity grant on October 1, 2007, consisting of 7,708 restricted stock units, which will vest 50% on the second anniversary and 50% on the fourth anniversary of the date of grant; a nonqualified stock option grant for 11,546 shares with an exercise price of $20.43, which will vest over the four years after the date of grant; and 5,628 performance shares, which represent a contingent right to receive shares of common stock based on two-year profit margin and revenue targets in the period ended October 31, 2009. Dividend equivalent rights accrue on the restricted stock units and performance shares.
The resignation of George B. Sundby, former Executive Vice President & Chief Financial Officer, became effective on December 31, 2007. As contemplated in Mr. Sundby’s employment agreement, Mr. Sundby will receive a 2007 incentive bonus equal to 50% of his salary, a $100,000 bonus related to the timely filing of the Company’s 2007 Form 10-K and effectiveness of the Company’s internal control over financial reporting. Upon execution of a release, Mr. Sundby will also receive a severance payment of $540,000 and reimbursement for the cost of certain continuing health insurance benefits. To the extent Mr. Sundby provides consulting services after December 31, 2007, he will receive $300 per hour.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 7, 2008	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel